                                                                       EXHIBIT 2



                    CAMBREX CORPORATION ANNOUNCES STOCK SPLIT


         East Rutherford, NJ -- June 21, 1996 - Cambrex Corporation (AMEX:CBM), announced that its Board of Directors have authorized a 3 for 2 stock split for holders as of July 8, 1996. Shareholders of record as of that day will receive a dividend of one new share for each two shares held, payable on July 24, 1996. They further indicated their intent to maintain the annual dividend at 20 cents per share after the split.

         Jim Mack, Cambrex CEO commented, "These actions reflect our continued confidence in the company's future and our commitment to maximizing stockholder value."

         Cambrex Corporation manufactures specialty and fine chemicals. The Company's five major product categories are: Pharmaceutical Bulk Actives, Pharmaceutical Intermediates, Organic Intermediates, Performance Enhancers, and Polymer Systems.



                                       ###